Exhibit 99.1

PRESS RELEASE
Jan. 31, 2020

Adient reports solid first quarter 2020 financial results

Solid Q1 results, combined with recently announced strategic actions, are expected to result in increased FY20 earnings and accelerated debt repayment

> Impacted by one-time, non-cash charges, Q1 GAAP net loss and EPS diluted of $(167)M and $(1.78) respectively; Q1 Adj.-EPS diluted of $0.96
> Q1 Adj.-EBITDA of $297M, up $121M y-o-y; Adj. EBITDA margin of 7.5 %, up 330 bps y-o-y
> Cash and cash equivalents of $965M at Dec. 31, 2019
> Gross debt and net debt totaled $3,754M and $2,789M, respectively, at Dec. 31, 2019
> Earnings and cash flow growth, combined with proceeds from recently announced strategic actions, totaling ~$400M, are expected to be used to pre-pay a portion of Adient's debt

FY 2020 Q1 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME (LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	**$3,936M**	**$(42)M**	**$(167)M**	**$(1.78)**
vs. Q1 19	-5 %	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$218M**	**$297M**	**$90M**	**$0.96**
vs. Q1 19	108 %	69 %	210 %	210 %

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM — Not a meaningful comparison

POSITIVE MOMENTUM CONTINUES

Adient improved its Adj.-EBITDA for the fourth consecutive quarter and posted its first quarter of y-o-y improvement since Q4FY17. Results improved in the Americas, EMEA and Asia.

IMPROVEMENT PHASE OF TURNAROUND PLAN SOLIDLY ON TRACK


ADNT
LISTED
NYSE
ADIENT

With operations stabilized in FY19 and steadily improving, management is beginning to execute strategic actions and accelerate debt pre-payment to further position Adient for long-term success.

ANNOUNCED STRATEGIC ACTIONS WITH JV PARTNER IN CHINA

The recently announced agreement with JV partner Yanfeng to restructure existing JV relationships demonstrates Adient's commitment to enhancing shareholder value. The agreement includes the sale of Adient's 30 % ownership stake in YFAI; extension of its JV agreement with YFAS; and amendments to the AYM JV agreement.

ADIENT AND LG PARTNER AT CES

Adient partnered with LG at the Consumer Electronics Show (CES) to display its AI19 vehicle interior, which integrates LG's electronic technology with Adient's industry-leading seats.



"Adient's first quarter results lay a firm foundation for the company to deliver on its FY20 commitments. Continuing to execute our turnaround plan, combined with recently announced strategic actions, will further position Adient for long-term success."

— Doug Del Grosso, President and Chief Executive Officer

SEGMENT RESULTS (ADJUSTED EBITDA*) Americas EMEA Asia Q1 20 Q1 19 Q1 20 Q1 19 Q1 20 Q1 19 $94M $43M $49M $2M $177 $154M Positive business performance (e.g. lower launch costs, ops waste and various commercial settlements), combined with decreased SG&A costs and lower commodity costs, were the primary drivers of the y-o-y increase. The positive benefits were partially offset by the negative impact of lower volumes. Positive business performance (e.g. lower launch costs, ops waste and various commercial settlements), combined with decreased SG&A costs, were the primary drivers of the y-o-y increase. The positive benefits were partially offset by the negative impact of lower volumes. An increase in equity income (including benefits from tax credits at various JVs) and positive business performance, partially offset by lower volumes, were the primary drivers of the y-o-y increase . *On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adjusted-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations. “Strengthening the balance sheet remains a top priority. The combination of strong operating results and recently announced strategic transactions provides Adient with the opportunity to pre-pay a portion of its debt.” — Jeff Stafeil, Executive Vice President and Chief Financial Officer CASH FLOW & BALANCE SHEET Q1 20 Q1 19 12/31/19 9/30/19 OPERATING CASH FLOW $239M $ (128)M CASH & CASH EQUIVALENTS $965M $924M CAPITAL EXPENDITURES $ (91)M $ (144)M TOTAL DEBT $3,754M $3,738M FREE CASH FLOW $148M $ (272)M NET DEBT $2,789M $2,814M For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP Q1 KEY OPERATING METRICS Q1 20 Q1 19 CONSOLIDATED $3,936M $4,158M The negative impact of volume/mix — and, to a lesser extent — FX, drove the 5% decline (UNCONSOLIDATED) $2,265M $2,201M Up 3% y-o-y (up 4% excl. FX) SALES SEATING AND SS&M (UNCONSOLIDATED) $1,978M $2,067M Down 4% y-o-y (down 3% excl. FX) INTERIORS ADJUSTED EQUITY Seating/SS&M $91M (incl. ~$10M in tax credits at various JVs), up 29% y-o-y $108M $83M excl. FX, Interiors $17M up 53%y-o-y excl. FX. GAAP equity income includes a INCOME* non-cash impairment for YFAI of $216M. INTEREST EXPENSE $48M $35M In line with company expectations given Adient’s debt and cash position ADJUSTED EFFECTIVE 32.6% 23.6% Q1FY20 adj. effective tax rate reflects geographic composition of earnings TAX RATE * *On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix. LOOKING FORWARD FY20 guidance updated to reflect Adient’s first quarter results, divestiture of RECARO Automotive Seating and sale of Adient’s 30% ownership stake in YFAI (does not include estimates for expected debt pay-down): • Consolidated sales of ~$15.6B to $15.8B (no change) • Adj.-EBITDA* of ~$870M to $910M (prior ~$820M—$860M) (incl. • Equity $17M income related (incl. to in YFAI) Adj. (prior -EBITDA) ~$265M of ~$—235M $275M, —$ 245M incl. YFAI $45M) • Interest expense of ~$190M (prior ~$200M) • 30% Cash range tax of (no ~ $ change) 100M to $110M; effective tax rate in the high • $ 465M Capital —$ expenditures 485M) between ~$440M—$460M (prior • Free cash flow positive (prior breakeven) *Note: Revised guidance for Adj. EBITDA reflects $30M reduction in equity income resulting from announced YFAI sale

Adient (NYSE: ADNT) is a global leader in automotive seating. With 83,000 employees in 35 countries, Adient operates 220 manufacturing/assembly plants worldwide. We produce and deliver automotive seating for all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design to engineering and manufacturing — and into more than 23 million vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the ability of Adient to close the transactions subject to the Yanfeng agreement, the ability of Adient to effectively launch new business at forecasted and profitable levels, the ability of Adient to execute its turnaround plan, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the impact of tax reform legislation through the Tax Cuts and Jobs Act, the ability of Adient to meet debt service requirements, terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC on November 22, 2019 and quarterly reports on Form 10-Q filed with the SEC, available at www. sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2020 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

INVESTOR CONTACT	MEDIA CONTACT
Mark Oswald Vice President, Investor Relations +1 734 254 3372 mark.a.oswald@adient.com	Mary Kay Dodero Director of Communications +1 734 254 7704 mary.kay.dodero@adient.com

Appendix

Adient plc

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,
(in millions, except per share data)	2019	2018
Net sales	$3,936	$4,158
Cost of sales	3,673	3,978

Gross profit	263	180
Selling, general and administrative expenses	165	178
Loss on business divestitures—net	25	—
Restructuring and impairment costs	2	31
Equity income (loss)	(113)	83

Earnings (loss) before interest and income taxes	(42)	54
Net financing charges	48	35
Other pension expense (income)	(2)	(2)

Income (loss) before income taxes	(88)	21
Income tax provision (benefit)	54	10

Net income (loss)	(142)	11
Income attributable to noncontrolling interests	25	28

Net income (loss) attributable to Adient	$(167)	$(17)

Diluted earnings (loss) per share	$(1.78)	$(0.18)
Shares outstanding at period end	93.8	93.5
Diluted weighted average shares	93.7	93.5

Appendix

Adient plc

Condensed Consolidated Statements of Financial Position

(Unaudited)

	December 31,	September 30,
(in millions)	2019	2019
Assets
Cash and cash equivalents	$965	$924
Accounts receivable—net	1,522	1,905
Inventories	772	793
Other current assets	540	494

Current assets	3,799	4,116
Property, plant and equipment—net	1,690	1,671
Goodwill	2,157	2,150
Other intangible assets—net	395	405
Investments in partially-owned affiliates	1,321	1,399
Other noncurrent assets	1,002	601

Total assets	$10,364	$10,342

Liabilities and Shareholders’ Equity
Short-term debt	$14	$30
Accounts payable and accrued expenses	2,816	3,073
Other current liabilities	853	732

Current liabilities	3,683	3,835
Long-term debt	3,740	3,708
Other noncurrent liabilities	819	559
Redeemable noncontrolling interests	38	51
Shareholders’ equity attributable to Adient	1,743	1,848
Noncontrolling interests	341	341

Total liabilities and shareholders’ equity	$10,364	$10,342

Appendix

Adient plc

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended December 31,
(in millions)	2019	2018
Operating Activities
Net income (loss) attributable to Adient	$(167)	$(17)
Income attributable to noncontrolling interests	25	28

Net income (loss)	(142)	11
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	75	65
Amortization of intangibles	9	10
Pension and postretirement benefit expense (benefit)	—	1
Pension and postretirement contributions, net	(4)	(6)
Equity in earnings of partially-owned affiliates, net of dividends received	(102)	(82)
Impairment of nonconsolidated partially owned affiliate	216	—
Deferred income taxes	(5)	(2)
Loss (gain) on divestitures—net	25	—
Equity-based compensation	4	6
Other	3	7
Changes in assets and liabilities:
Receivables	395	320
Inventories	23	(19)
Other assets	(2)	35
Restructuring reserves	(18)	(14)
Accounts payable and accrued liabilities	(267)	(451)
Accrued income taxes	29	(9)

Cash provided (used) by operating activities	239	(128)

Investing Activities
Capital expenditures	(91)	(144)
Sale of property, plant and equipment	—	37
Changes in long-term investments	(37)	—
Loans to affiliates	—	(11)

Cash provided (used) by investing activities	(128)	(118)

Financing Activities
Increase (decrease) in short-term debt	(17)	2
Repayment of long-term debt	(2)	—
Debt financing costs	—	(4)
Cash dividends	—	(26)
Dividends paid to noncontrolling interests	(54)	(36)
Formation of consolidated joint venture	—	28
Other	(1)	(2)

Cash provided (used) by financing activities	(74)	(38)

Effect of exchange rate changes on cash and cash equivalents	4	3

Increase (decrease) in cash and cash equivalents	$41	$(281)

Appendix

Footnotes

1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa (“EMEA”) and 3) Asia Pacific/China (“Asia”).

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items (“Adjusted EBITDA”). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient’s reportable segments is as follows:

	Three Months Ended December 31,
(in millions)	2019	2018
Net Sales
Americas	$1,859	$1,935
EMEA	1,564	1,640
Asia	572	650
Eliminations	(59)	(67)

Total net sales	$3,936	$4,158

Appendix

	Three Months Ended December 31,
(in millions)	2019	2018
Adjusted EBITDA
Americas	$94	$43
EMEA	49	2
Asia	177	154
Corporate-related costs (1)	(23)	(23)
Restructuring and impairment costs (2)	(2)	(31)
Purchase accounting amortization (3)	(10)	(10)
Restructuring related charges (4)	(5)	(9)
Loss on business divestitures—net (8)	(25)	—
Impairment of nonconsolidated partially owned affiliate (9)	(216)	—
Stock based compensation	(4)	(6)
Depreciation	(75)	(65)
Other items (5)	(2)	(1)

Earnings (loss) before interest and income taxes	(42)	54
Net financing charges	(48)	(35)
Other pension income (expense)	2	2

Income (loss) before income taxes	$(88)	$21

Refer to the Footnote Addendum for footnote explanations.

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended December 31,
(in millions, except per share data)	2019	2018
Income available to shareholders
Net income (loss) attributable to Adient	$(167)	$(17)
Weighted average shares outstanding
Basic weighted average shares outstanding	93.7	93.5
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	—	—

Diluted weighted average shares outstanding	93.7	93.5

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the three months ended December 31, 2019 and 2018 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted free cash flow and Net debt as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient’s on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•

Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.

•

Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.

•

Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.

•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.

•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.

•

Adjusted equity income is defined as equity income excluding amortization of Adient’s intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.

•	Free cash flow is defined as cash from operating activities less capital expenditures.

•	Net debt is calculated as gross debt less cash and cash equivalents.

Appendix

Summarized Income Statement Information

(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended December 31,
	2019			2018
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,936	$—	$3,936	$4,158	$—	$4,158
Cost of sales (6)	3,673	(2)	3,671	3,978	(10)	3,968
Gross profit	263	2	265	180	10	190
Selling, general and administrative expenses (7)	165	(10)	155	178	(10)	168
Loss on business divestitures—net (8)	25	(25)	—	—	—	—
Restructuring and impairment costs (2)	2	(2)	—	31	(31)	—
Equity income (loss) (9)	(113)	221	108	83	—	83
Earnings (loss) before interest and income taxes (EBIT)	(42)	260	218	54	51	105
Memo accounts:
Depreciation			75			65
Stock based compensation costs			4			6

Adjusted EBITDA			$297			$176

Net financing charges	48	—	48	35	—	35
Other pension expense (income)	(2)	—	(2)	(2)	—	(2)
Income (loss) before income taxes	(88)	260	172	21	51	72
Income tax provision (benefit) (10)	54	2	56	10	7	17
Net income (loss) attributable to Adient	(167)	257	90	(17)	46	29
Diluted earnings (loss) per share	(1.78)	2.74	0.96	(0.18)	0.49	0.31
Diluted weighted average shares	93.7	0.3	94.0	93.5	0.2	93.7

Appendix

Segment Performance:
	Three months ended December 31, 2019
	Americas	EMEA	Asia	Corporate/ Eliminations	Consolidated
Net sales	$1,859	$1,564	$572	$(59)	$3,936
Adjusted EBITDA	$94	$49	$177	$(23)	$297
Adjusted EBITDA margin	5.1%	3.1%	30.9%	N/A	7.5%

	Three months ended December 31, 2018
	Americas	EMEA	Asia	Corporate/ Eliminations	Consolidated
Net sales	$1,935	$1,640	$650	$(67)	$4,158
Adjusted EBITDA	$43	$2	$154	$(23)	$176
Adjusted EBITDA margin	2.2%	0.1%	23.7%	N/A	4.2%

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended December 31,
	2019			2018
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$(88)	54	(61.4)%	$21	10	47.6%
Adjustments	260	2	0.8%	51	7	13.7%

As adjusted	$172	$56	32.6%	$72	$17	23.6%

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended December 31,
(in millions)	2019	2018
Net income (loss) attributable to Adient	$(167)	$(17)
Restructuring and impairment costs	2	31
Purchase accounting amortization	10	10
Restructuring related charges	5	9
Loss on business divestitures—net	25	—
Impairment of nonconsolidated partially owned affiliate	216	—
Other items	2	1
Impact of adjustments on noncontrolling interests (11)	(1)	2
Tax impact of above adjustments and other tax items (10)	(2)	(7)

Adjusted net income attributable to Adient	$90	$29

Appendix

Refer to the Footnote Addendum for footnote explanations

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share:

	Three Months Ended December 31,
	2019	2018
Diluted earnings (loss) per share as reported	$(1.78)	$(0.18)
Restructuring and impairment costs	0.02	0.33
Purchase accounting amortization	0.11	0.11
Restructuring related charges	0.05	0.09
Loss on business divestitures—net	0.27	—
Impairment of nonconsolidated partially owned affiliate	2.30	—
Other items	0.02	0.01
Impact of adjustments on noncontrolling interests	(0.01)	0.02
Tax impact of above adjustments and other tax items	(0.02)	(0.07)

Adjusted diluted earnings per share	$0.96	$0.31

The following table presents calculations of net debt:

(in millions)	December 31, 2019	September 30, 2019
Cash	$965	$924
Total debt	3,754	3,738

Net debt	$2,789	$2,814

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended December 31,
(in millions)	2019	2018
Operating cash flow	$239	$(128)
Capital expenditures	(91)	(144)

Free cash flow	$148	$(272)

Appendix

The following table reconciles adjusted EBITDA to Free cash flow:

	Three Months End December 31,
(in millions)	2019	2018
Adjusted EBITDA	$297	$176
(+/-) Net equity in earnings	(107)	(82)
(-) Restructuring (cash)	(20)	(23)
(-) Becoming Adient	—	3
(+/-) Net Customer Tooling	6	33
(+/-) Past Due Receivables	11	4
(+/-) Trade Working Capital (Net AR/AP + Inventory)	191	(143)
(+/-) Accrued Compensation	(61)	(36)
(-) Interest paid	(49)	(12)
(+/-) Tax refund/taxes paid	(29)	(21)
(+/-) Other	—	(27)

Operating cash flow	239	(128)
Capital expenditures	(91)	(144)

Free cash flow	$148	$(272)

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 as follows:

	Three Months Ended December 31,
(in millions)	2019	2018
Restructuring charges	$(2)	$(31)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 along with restructuring costs at partially owned affiliates recorded within equity income.

(5) Other items include:

	Three Months Ended December 31,
(in millions)	2019	2018
Futuris integration	$—	$(1)
Transaction costs	(1)	—
Tax adjustments at YFAI	(1)	—

	$(2)	$(1)

(6) The adjustments to cost of sales include:

	Three Months Ended December 31,
(in millions)	2019	2018
Restructuring related charges	$(2)	$(9)
Futuris integration	—	(1)

	$(2)	$(10)

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended December 31,
(in millions)	2019	2018
Purchase accounting amortization	$(9)	$(10)
Transaction costs	(1)	—

	$(10)	$(10)

Appendix

(8) The adjustments to loss on business divestitures—net include:

	Three Months Ended December 31,
(in millions)	2019	2018
Adient Aerospace deconsolidation	$(4)	$—
Loss on sale of Recaro business	(21)	—

	$(25)	$—

(9) The adjustments to equity income include:

	Three Months Ended December 31,
(in millions)	2019	2018
Impairment of nonconsolidated partially owned affiliate—YFAI	$216	$—
Purchase accounting amortization	1	—
Restructuring related charges	3	—
Tax adjustments at YFAI	1	—

	$221	$—

(10) The adjustments to income tax provision (benefit) include:

	Three Months Ended December 31,
(in millions)	2019	2018
Tax rate change	$—	$(7)
Impairment of nonconsolidated partially owned affiliate—YFAI	(4)	—
Tax audit settlements	1	—
Other reconciling items	1	—

	$(2)	$(7)

(11) Reflects the impact of adjustments, primarily purchase accounting amortization and changes in income tax rates, on noncontrolling interests.